Exhibit 10.24

Translation from the Hebrew

To	Date: August 7, 2008

Eyal Desheh

Addendum to Personal Employment Agreement

Further to your employment agreement with Teva as Chief Financial Officer dated August 7, 2008 (hereinafter the “Employment Agreement”) and as agreed between yourself and Teva’s CEO, we hereby confirm the following:

1	With respect to the annual bonus referenced in section 5 of the Employment Agreement:

1.1.	Achievement of all of the targets, as shall be determined by the Company’s CEO, shall entitle you to an annual bonus of up to 8 monthly salaries.

1.2.	It is hereby agreed that to the extent that the targets are not determined in a particular year, then the Employee will be entitled to a bonus based on the Company’s performance and his contribution to such performance, in the CEO’s discretion.

1.3.	To the extent that your employment with the Company is terminated, other than under circumstances specified in section 14.2 of the Employment Agreement, your entitlement to the annual bonus shall be proportionate to the actual time of employment during the calendar year with respect to which the bonus is granted.

2	You will be granted 200,000 options, subject to receipt of all the necessary Company approvals.

3	It is hereby agreed that to the extent the Company shall act to apply the capital gain route included in section 102 of the Income Tax Ordinance [New Version] to the options that will be granted to the Company’s employees, then the Company shall try to have the foregoing apply to the options granted to you as well, even if they were granted prior to the date of such new arrangement and have not yet been exercised.

4	It is hereby agreed that when the grant of a benefit specified in the Employment Agreement is subject by law to the approval of the Board of Directors or the Compensation Committee or any other organ of the Company, obtaining such approvals is a condition to the grant of the benefit.

/s/ Teva Pharmaceutical Industries Ltd.	/s/ Eyal Desheh
Teva Pharmaceutical Industries Ltd.	Eyal Desheh